Exhibit 99.1

Plains Exploration & Production Company
700 Milam, Suite 3100
Houston, TX 77002

NEWS RELEASE

Contact:	Scott D. Winters
Vice President - Investor Relations
713-579-6190 or 800-934-6083

FOR IMMEDIATE RELEASE

PXP EXECUTES AGREEMENT TO SELL

TWO DEEPWATER GULF OF MEXICO DISCOVERIES

AND ONE EXPLORATION PROSPECT FOR $700 MILLION

Houston, Texas, September 18, 2006 – Plains Exploration & Production Company (NYSE:PXP) (“PXP” or the “Company”) announced today it has entered into an agreement with a subsidiary of Statoil ASA whereby such subsidiary will pay PXP $700 million to acquire PXP’s working interests in two deepwater Gulf of Mexico discoveries, Big Foot and Caesar, and one deepwater exploration prospect, Big Foot North, comprising a total of four deepwater lease blocks, Green Canyon blocks 683 and 952 and Walker Ridge blocks 28 and 29. In addition, PXP has granted Statoil certain negotiation rights with respect to future sales of other PXP Gulf of Mexico exploration assets. PXP’s remaining deepwater portfolio consists of 15 prospects covering an area in excess of 50 deepwater blocks. Two of these prospects, Norman and Friesian, are currently drilling.

“This sale illustrates the value created by our initial exploration efforts in the deepwater Gulf of Mexico to date and we are continuing our strategy of delivering that value to the PXP shareholders. Proceeds from the sale will be used to complete the remaining $400 million of the authorized stock purchase program and for debt reduction. The agreement between PXP and Statoil allows PXP to accelerate the early stage development of PXP’s remaining prospects in the Miocene trend in the deepwater Gulf of Mexico, and Statoil is contractually positioned to purchase additional leasehold interests at market value from PXP. Therefore, Statoil would be able to mature those projects through full scale development and initial production. We look forward to expanding our new relationship with Statoil as we continue to develop a premium exploration project inventory in the Gulf of Mexico,” said James C. Flores, PXP’s Chairman, President and Chief Executive Officer.

The transaction has an effective date of September 1, 2006, is expected to close early November, 2006, and is subject to customary post-closing adjustments and the exercise of preferential rights related to the properties. The Company expects to recognize a material gain in the fourth quarter in connection with this transaction and was advised by Lehman Brothers Inc., J.P. Morgan and Harrison Lovegrove L.P.

-MORE-

CONFERENCE CALL

PXP will host a conference call today September 18, 2006 at 8:00 a.m. Central to discuss these developments and other forward-looking items. Investors wishing to participate may dial 1-800-567-9836 or 1-973-935-8460. The replay will be available through October 2, 2006 and can be accessed by dialing 1-877-519-4471 or 1-973-341-3080, Replay ID: 7876938. A live webcast and slides for the conference call will be available in the Investor Information section of PXP’s website, http://www.plainsxp.com, during the conference call and for 60 days after the event date.

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, developing, exploiting, exploring and producing oil and gas in its core areas of operation: onshore and offshore California, and the Gulf Coast region of the United States. PXP is headquartered in Houston, Texas.

ADDITIONAL INFORMATION & FORWARD LOOKING STATEMENTS

This press release contains forward-looking information regarding PXP that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

•	closing of the announced sale,

•	reserve and production estimates,

•	oil and gas prices,

•	the impact of derivative positions,

•	production expense estimates,

•	cash flow estimates,

•	future financial performance,

•	planned capital expenditures, and

•	other matters that are discussed in PXP’s filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2005, for a discussion of these risks.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except for any obligation to disclose material information under the Federal securities laws, we do not intend to update these forward-looking statements and information.

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